Exhibit 99.1

Basin Water Announces Changes in Management Team

Thomas C. Tekulve to assume position of Vice President of Finance—Business Development and

W. Christopher Chisholm appointed as Vice President and Chief Financial Officer

RANCHO CUCAMONGA, CA, 23 June 2008—Basin Water, Inc. (NASDAQ:BWTR) today announced organizational changes including the appointment of Thomas C. Tekulve as Vice President of Finance—Business Development and W. Christopher Chisholm as Vice President and Chief Financial Officer of the company. With over 30 years of professional experience, Mr. Tekulve, Basin Water’s former Chief Financial Officer, will guide the expansion of Basin Water’s sales and service operations by directing project risk assessment, financing and development of new business based upon the company’s low lifecycle cost and pay-for-performance model. Mr. Chisholm is a financial executive with over 27 years of experience in financial management, including work in public offerings, acquisitions, and divestitures, financial reporting and risk management. Prior to joining Basin Water, Mr. Chisholm was Executive Vice-President, Finance of United States Filter Corporation and Executive Vice-President, Finance & Administration and Chief Financial Officer of Veolia Water North America.

According to Mike Stark, President and CEO of Basin Water, the addition of Mr. Chisholm to the Basin Water management team is a continuation of the company’s drive to attract the best talent in the water & wastewater services industry and to install best-in-class practices to meet the needs of its customers and stakeholders. “Chris Chisholm has over a decade of experience in working with some of the largest and most innovative companies in the water and wastewater services businesses, and nearly three decades of top-level work in the management of financial systems. We are very pleased that he has agreed to use that experience to support our drive to become an innovator in the markets we serve and provide guidance to us as we become a predictable growth company,” he said.

Mr. Tekulve served as Basin Water’s Chief Financial Officer, Treasurer and Chief Administrative Officer since October 2004. He also served as Secretary from February 2006 until August 2007. According to Stark, Mr. Tekulve played a significant role in the successful transition of the company from its entrepreneurial roots, establishing the necessary accounting, financial management and administrative systems within the company. His successful and dedicated efforts have provided a firm foundation for building the company into a predictable growth organization.

Mr. Tekulve’s new role is critical to the company’s strategy to expand geographically across the United States through a series of regions that feature sales, service and operations teams. “Under Tom Tekulve’s direction, and with his capabilities and experiences in business development, financial strategies and knowledge of the needs of our client base, especially as applied to the Basin Water business model, his focus will bring accelerated growth and strength to our regions as we look to replicate our success in the West across the entire United States,” he said.

About Basin Water

Basin Water, Inc. is a provider of reliable, long-term process solutions for a range of clients, which includes designing, building and implementing systems for the treatment of contaminated groundwater, the treatment of wastewater, waste reduction and resource recovery. Basin Water employs treatment technologies including its own proprietary, scalable ion-exchange wellhead treatment system, along with a host of other treatment technologies designed to meet customer needs in an efficient, flexible and cost- effective manner. Additional information may be found on the company’s web site: www.basinwater.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including expectations relating to future revenues and income, the company’s ability to gain new business and control costs, involve risks and uncertainties, as well as assumptions that, if they prove incorrect or never materialize, could cause the results of the company to differ materially from those expressed or implied by such forward-looking statements. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the company’s limited operating history, significant operating losses associated with certain of the company’s contracts, the company’s ability to identify and consummate other acquisition opportunities that improve the company’s revenues and profitability, significant fluctuations in its revenues from period to period, its ability to effectively manage its growth, the success of the company’s strategic partners, its long sales cycles, market acceptance of its technology, the geographic concentration of its operations and customers, its ability to meet customer demands and compete technologically, the company’s ability to protect its intellectual property, regulatory approvals of the company’s systems, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, the company’s ability to attract and retain qualified personnel and management members, the company’s ability to manage its capital to meet future liquidity needs, changes in the Company’s management and board of directors and the timing of the company’s stock repurchases, if any. More detailed information about these risks and uncertainties are contained in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q. The company assumes no obligation to update these forward-looking statements to reflect any change in future events.

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CONTACT:

Basin Water, Inc.

Michael M. Stark

President & Chief Executive Officer

909 481-6800

www.basinwater.com

SOURCE: Basin Water, Inc.